Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the use of our reports (or incorporated by reference) in this Form 10 K, into the Company's previously filed Registration Statement File No. 333-41227 and the Registrant's 1992 Long Term Incentive Plan.


/s/ ARTHUR ANDERSEN LLP

March 6, 2000
New York, New York